Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-3 (No. 333-261081) of Gatos Silver, Inc., and
2.	Registration Statements on Form S-8 (Nos. 333-249781 and 333-249782) of Gatos Silver, Inc.

of our report dated June 26, 2023, 2023 with respect to the consolidated financial statements of Gatos Silver, Inc. included in this Annual Report on (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst and Young LLP

Chartered Professional Accountants, Licensed Public Accountants Toronto, Canada

June 26, 2023